EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-60551, 333-50051, 333-82069, 333-97569, 333-108500, and 333-139650 on Form S-8 and Registration Statement Nos. 333-110719 and 333-110929 on Form S-3 of Triarc Companies, Inc. (the “Company”) of our reports dated February 29, 2008, relating to the consolidated financial statements and financial statement schedule of the Company and the effectiveness of the Company's internal control over financial reporting (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, FASB Staff Position No. AUG-AIR-1, Accounting for Planned Major Maintenance Activities and FASB Interpretation No. 48, Accounting For Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109), appearing in this Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended December 30, 2007.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
February 29, 2008